United Shields Corporation

And Subsidiaries

Consolidated Financial Statements

Years Ended December 31,1999, December 25,1998 and December 31, 1997

United Shields Corporation

and Subsidiaries

Contents

Consolidated Financial Statements

Report of Independent Certified Public Accountants	3
Consolidated Balance Sheets	4 - 5
Consolidated Statements of Operations	6
Consolidated Statements of Stockholders' Equity (Deficit)	7
Consolidated Statements of Cash Flows	8 - 9
Notes to Consolidated Financial Statements	10

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders

United Shields Corporation

We have audited the accompanying consolidated balance sheets of United Shields Corporation (a Colorado corporation) and Subsidiaries as of December 31,1999 and December 25,1998, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31,1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of United Shields Corporation and Subsidiaries as of December 31,1999 and December 25,1998, and the results of its consolidated operations and its consolidated cash flows for each of the three years in the period ended December 31,1999 in conformity with accounting principles generally accepted in the United States.

GRANT THORNTON LLP

Cincinnati, Ohio

February 11, 2000

United Shields Corporation

and Subsidiaries

Consolidated Balance Sheets

As of	December 31, 1999	December 25, 1998
------------------------------------------------------------------------------------------------------------------------------
Assets

Current assets:

Cash	$ 544,980	$ 191,609

Accounts receivable, net	3,970,675	1,543,923

Other receivables	20,387	14,447

Inventories	2,215,560	1,321,168

Prepaid expenses	43,517	20,947
	---------------	--------------
Total current assets	6,795,119	3,092,094
	--------------	--------------
Property, plant and equipment, at cost:

Land	776,638	399,838

Machinery and equipment	6,900,321	3,485,620

Office furniture and fixtures	150,552	75,620

Vehicles	68,058	21,850

Building and leasehold improvements	4,036,513	1,285,883
	--------------	--------------
	11,932,082	5,268,811

Less accumulated depreciation	(1,405,420)	(619,236)
	--------------	-------------
Net property, plant and equipment	10,526,662	4,649,575
	--------------	-------------
Other assets:

Deposits	24,882	59,148

Restricted cash and short-term investments	944,395	-
Cash surrender value of life insurance, net of policy loans of $1,270,441 in 1998	-	961,845

Goodwill, net	5,887,773	4,990,379

Other	18,523	6,438
	-------------	--------------
Total other assets	6,875,573	6,017,810
	--------------	--------------
	$24,197,354	$13,759,479
	========	========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

United Shields Corporation

and Subsidiaries

Consolidated Balance Sheets

(continued)

As of	December 31, 1999	December 25, 1998
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Liabilities and Stockholders' Equity
Current liabilities:

Revolving lines of credit - current	$2,397,432	$ -

Notes payable - related parties - current	791,860	441,345

Notes payable - current	642,606	-

Capital lease obligation - current	57,396	140,895

Accounts payable	2,402,657	1,318,041

Accrued expenses and other current liabilities	893,323	1,001,410
	-------------	--------------
Total current liabilities	7,185,274	2,901,691

Revolving lines of credit	3,859,455	3,971,547

Notes payable - related parties	1,286,354	1,166,636

Notes payable	5,601,177	-

Capital lease obligation	180,369	-

Deferred compensation	625,357	625,357
	--------------	--------------
Total liabilities	18,737,986	8,665,231
	--------------	--------------
Stockholders' equity:

Common stock - authorized 500,000,000 shares without par value; stated value $0.01; issued and outstanding 19,454,875 and 16,604,875 at December 31,1999 and December 25,1998, respectively	194,549	166,049

Additional paid in capital	10,634,172	9,380,172

Accumulated deficit	(5,369,353)	(4,451,973)
	--------------	--------------
Total stockholders' equity	5,459,368	5,094,248
	--------------	-------------
	$24,197,354	$13,759,479
	========	========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

United Shields Corporation

and Subsidiaries

Consolidated Statements of Operations

For the years ended	December 31, 1999	December 25, 1998	December 31, 1997
--------------------------------------------------------------------------------------------------------------------------------------------------
Net sales	$16,209,848	$12,955,424	$632,664
Cost of sales	12,763,454	10,222,027	572,333
	---------------	--------------	-------------
Gross profit	3,446,394	2,733,397	60,331
	---------------	--------------	------------
Operating expenses:
Selling, general and administrative	2,947,966	2,808,617	1,566,220
Goodwill amortization	379,012	357,561	15,418
Write-off of investment in potential acquisitions	-	530,075	-
Reorganization and restructuring, net	-	44,936	-
	--------------	--------------	-------------
Total operating expenses	3,326,978	3,741,189	1,581,638
	--------------	--------------	-------------
Income (loss) from operations	119,416	(1,007,792)	(1,521,307)
	--------------	-------------	-------------
Other (income) expense:
Interest expense, net	1,090,455	1,439,928	74,287
Loss (gain) on sale of property and equipment	(20,875)	67,218	-
Other	(32,784)	(8,789)	239
	--------------	-------------	-------------
Total other expense	1,036,796	1,498,357	74,526
	--------------	-------------	-------------
Loss before extraordinary item	(917,380)	(2,506,149)	(1,595,833)

Extraordinary item - gain on restructuring of debt	-	62,500	-
	--------------	-------------	-------------
Net loss	$(917,380) ==========	$(2,443,649) =======	$(1,595,833) ========
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Weighted average shares outstanding:

Basic and diluted	17,549,754	12,471,018	10,516,268
------------------------------------------------------------------------------------------------------------------------------------

Loss before extraordinary item per common share - basic and diluted	$(0.05)	$(0.20)	$(0.15)
	--------------	-------------	-------------
Extraordinary item per common share -basic and diluted	-	-	-

Net loss per common share - basic and diluted	$(0.05)	$(0.20)	$(0.15)
	=========	========	========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

United Shields Corporation

and Subsidiaries

Consolidated Statements of Stockholders' Equity (Deficit)

For the years ended December 31, 1997, December 25, 1998 and December 31,1999
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
	Common stock	Additional paid in capital		Common stock paid for but not yet issued	Accumulated deficit	Total
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Balance at January 1, 1997	$63,102	$-		$133,000	$(412,491)	$(216,389)
324,360 shares of common stock issued in private offering	407,965	-		(133,000)	-	274,965
1,133,384 shares of common stock issued or to be issued for completed and potential acquisitions	3,620,000	-		773,536	-	4,393,536
1,050,100 shares of common stock issued in connection with reverse acquisition	-	-		-	-	-
Common stock paid for but not yet issued - 221,792 shares of common stock	-	-		820,630	-	820,630
250,000 warrants issued in connection with capital lease transaction	-	262,470		-	-	262,470
Adjust common stock to reflect stated value of $.01 per share	(3,975,766)	3,975,766		-	-	-
Net loss	-	-		-	(1,595,833)	(1,595,833)
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31,1997	115,301	4,238,236		1,594,166	(2,008,324)	3,939,379

193,384 shares of common stock issued for completed acquisitions	1,934	771,602		(773,536)	-	-
378,742 shares of common stock issued in private offering	3,787	1,396,738		(820,630)	-	579,895
500,000 warrants issued to a related party in connection with debt restructuring	-	1,059,500		-	-	1,059,500
2,649 shares of common stock - other issuances	27	2,083		-	-	2,110
4,500,000 shares of common stock issued to a related party in connection with debt restructurings	45,000	1,392,500		-	-	1,437,500
6,000,000 warrants issued to a related party in connection with reorganization and restructuring	-	515,545		-	-	515,545
500,000 stock options issued to a related party in connection with sale of UNSC, Inc.	-	3,968		-	-	3,968
Net loss	-	-		-	(2,443,649)	(2,443,649)
-------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Balance at December 25, 1998	$166,049	$9,380,172		$-	$(4,451,973)	$5,094,248
2,850,000 shares of common stock issued in private offering	28,500	1,254,000		-	-	1,282,500
Net loss	-	-		-	(917,380)	(917,380)
---------------------------------------------------------------------------------------------------------------------------------------------
Balance at December 31, 1999	$194,549 =========	$10,634,172 ========	$	- ========	$(5,369,353) =========	$5,459,368 =========

The accompanying Notes to Consolidated Financial Statements are an integral part of these statements.

United Shields Corporation

and Subsidiaries

Consolidated Statements of Cash Flows

For the years ended	December 31, 1999	December 25, 1998	December 31, 1997
---------------------------------------------------------------------------------------------------------------------------------------------------
Net cash flows provided by (used in) operating activities:
Net loss	$ (917,380)	$ (2,443,649)	$ (1,595,833)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization - property and equipment	795,928	637,282	109,673
Amortization of goodwill and warrants	555,953	1,043,670	15,418
Write-off of investment in potential acquisitions	-	530,075	-
Loss (gain) on sale of property and equipment	(20,875)	67,218	-
Reorganization and restructuring, net	-	44,936	-
Gain on restructuring of debt	-	(62,500)	-
Stock issued for compensation/naming rights	-	2,110	-
Changes in working capital accounts, net of effects of subsidiary companies purchased:
Accounts and other receivables	(570,343)	(137,648)	259,185
Inventories	(277,807)	103,493	(174,474)
Prepaid expenses	(22,291)	80,754	(33,762)
Income taxes	-	123,440	(9,687)
Deposits and other	22,184	(5,536)	(44,227)
Accounts payable	(7,019)	(178,124)	438,748
Accrued expenses and other current liabilities	(380,626)	618,748	129,670
---------------------------------------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) operating activities	(822,276)	424,269	(905,289)
-------------------------------------------------------------------------------------------------------------------------------------------------------------------
Cash flows provided by (used in) investing activities:
Purchases of property and equipment	(345,651)	(180,382)	(28,051)
Proceeds from sale of property and equipment	36,280	28,249	-
(Investment) return of investment in potential acquisitions, net	-	9,925	(120,000)
Acquisition of subsidiary companies, net of cash acquired	(4,532,844)	-	(7,678,306)
Cash received from insurance policies	961,845	-	-
Increase in restricted cash and short-term investments	(944,395)	-	-
Proceeds from sale of equipment in connection with sale/leaseback	-	-	500,000
---------------------------------------------------------------------------------------------------------------------------------------------------
Net cash used in investing activities	(4,824,765)	(142,208)	(7,326,357)
---------------------------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------------------------
Cash flows provided by (used in) financing activities:
Borrowings under revolving lines of credit	2,328,244	91,487	4,551,000
Payments on revolving lines of credit	(42,904)	(670,940)	-
Borrowings under notes payable - related parties	390,515	441,345	3,935,162
Payments on notes payable - related parties	(40,000)	(786,719)	(837,415)
Payments on notes payable	(2,311,223)	-	-
Borrowings on notes payable	4,605,006	-	-
Payments on capital lease obligation	(211,726)	(326,879)	-

Proceeds from borrowings on life insurance policies, net of increase in cash surrender value	-	68,520	-
Proceeds from issuance of common stock, net of expenses	1,282,500	579,895	275,000
Proceeds from common stock paid for, not yet issued	-	-	820,631
---------------------------------------------------------------------------------------------------------------------------------------------------
Net cash provided by (used in) financing activities	6,000,412	(603,291)	8,744,378
---------------------------------------------------------------------------------------------------------------------------------------------------
Net increase (decrease) in cash	353,371	(321,230)	512,732
Cash at beginning of period	191,609	512,839	107
---------------------------------------------------------------------------------------------------------------------------------------------------
Cash at end of period	$ 544,980	$ 191,609	$ 512,839
---------------------------------------------------------------------------------------------------------------------------------------------------
Interest paid	$797,989	$501,705	$-
Income taxes paid (refunds received)	-	(89,080)	-

Supplemental non-cash disclosures:
Increase in equipment under capital lease	-	-	525,000
Increase in capital lease obligation	-	-	262,530
Stock issued for investment in potential acquisitions	-	-	420,000
Increase in additional paid in capital - issuance of warrants	-	1,059,500	262,470
Increase in common stock and additional paid in capital - debt conversions	-	1,437,500	-

Acquisition of subsidiary companies:
Assets acquired, including goodwill	10,098,388	-	14,691,276
Liabilities assumed	(5,565,544)	-	(3,039,470)
Common stock issued	-	-	(3,973,500)
---------------------------------------------------------------------------------------------------------------------------------------------------
Net cash paid	$ (4,532,844)	$ -	$(7,678,306)
---------------------------------------------------------------------------------------------------------------------------------------------------

The accompanying Notes to Consolidated Financial Statement are an integral part of these statements.